UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
________________________________________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 18, 2020
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Element Solutions Inc
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(Exact name of registrant as specified in its charter)

Delaware	001-36272		37-1744899
(State or other jurisdiction of incorporation)	(Commission File Number)		(IRS Employer Identification No.)

500 East Broward Boulevard,		Suite 1860	33394
Fort Lauderdale,	Florida		(Zip Code)
(Address of principal executive offices)
Registrant's telephone number, including area code:   (561) 207-9600

Not Applicable
________________________________________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	ESI	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On August 18, 2020, Element Solutions Inc (the “Company”) completed a private offering of $800 million aggregate principal amount (the “Offering”) of 3.875% senior notes due 2028 (the “2028 Notes”).

The 2028 Notes have not been and will not be registered under the Securities Act of 1933, as amended (the “Securities Act”), or the securities laws of any other jurisdiction, and unless so registered, these securities may not be offered or sold in the United States, except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws. The 2028 Notes were issued by the Company to Credit Suisse Securities (USA) LLC and the other Initial Purchasers listed in the purchase agreement (collectively, the “Initial Purchasers”), dated August 4, 2020, by and among the Company, the guarantors named therein (the “Guarantors”) and the Initial Purchasers (the “Purchase Agreement”), in a private offering pursuant to Section 4(a)(2) of the Securities Act. The 2028 Notes were thereafter resold by the Initial Purchasers in the United States to persons reasonably believed to be qualified institutional buyers in accordance with Rule 144A under the Securities Act and to non-U.S. persons in compliance with Regulation S under the Securities Act only. The Company relied on these exemptions from registration based in part on representations made by the Initial Purchasers in the Purchase Agreement.

The 2028 Notes are governed by an indenture, dated August 18, 2020 (the “Indenture”), by and among the Company, the Guarantors and Computershare Trust Company, N.A., as trustee, paying agent and registrar for the 2028 Notes (the “Trustee”).

The 2028 Notes will mature on September 1, 2028, unless earlier redeemed, and bear interest at a rate of 3.875% per year until maturity. Interest will be payable in cash, semi-annually in arrears, on March 1 and September 1 of each year, beginning on March 1, 2021. The Company will make each interest payment to the holders of record to be determined on the immediately preceding February15 and August 15.

The 2028 Notes and the guarantees, respectively, will be the Company’s and the Guarantors’ senior unsecured obligations and will be (i) effectively subordinated to any of the Company’s and the Guarantors’ existing and future secured indebtedness, including existing and future secured indebtedness under the Company’s Credit Agreement, dated January 31, 2019, as amended and supplemented from time to time, to the extent of the value of the collateral securing such secured indebtedness, (ii) pari passu in right of payment with all of the Company’s and the Guarantors’ existing and future senior unsecured indebtedness; (iii) senior in right of payment to all of the Company’s and the Guarantors’ existing and future subordinated indebtedness; and (iv) structurally subordinated to all of the existing and future liabilities, including trade payables, of each of the Company’s non-guarantor subsidiaries.

The Company will have the option to redeem all or a portion of the 2028 Notes at any time on or after September 1, 2023 at the redemption prices set forth in the Indenture. In addition, the Company may, before September 1, 2023, redeem up to 35% of the aggregate principal amount of the 2028 Notes with the net proceeds of certain equity offerings at the redemption price set forth in the Indenture, subject to certain conditions. Further, the Company may redeem all or a portion of the 2028 Notes at any time prior to September 1, 2023 at a price equal to 100% of the principal amount, plus a “make-whole” premium plus accrued and unpaid interest, if any, to, but excluding, the date of redemption.

The Indenture also provides that the Company and the Company’s restricted subsidiaries may enter into certain limited sale transactions of equity and/or assets (each such transaction, an “Asset Sale”). In the event an Asset Sale occurs while any 2028 Notes remain outstanding, the Company and the Company’s restricted subsidiaries are permitted to apply the net proceeds received from such Asset Sale to certain permitted uses as described in the Indenture. In the event any proceeds of the Asset Sale are not used for a permitted use, and such proceeds exceed $100 million, the Company is required within certain periods following the Asset Sale to make an offer to all holders of the 2028 Notes then outstanding (and to certain holders of any pari passu indebtedness) to purchase the maximum aggregate principal amount of the 2028 Notes (and any such pari passu indebtedness) that may be purchased out of such proceeds at an offer price equal to 100% of the principal amount of the 2028 Notes, plus accrued and unpaid interest, if any, to the date fixed for the closing of such offer.

If a change of control of the Company occurs, unless the Company has previously or concurrently mailed a redemption notice with respect to all the outstanding 2028 Notes, the Company will make an offer to purchase all of the 2028 Notes at a price in cash equal to 101% of the aggregate principal amount, plus accrued and unpaid interest, if any, to the date of the purchase, subject to the rights of holders of the 2028 Notes of record on the relevant record date to receive interest due on the relevant interest payment date.

The Indenture contains covenants that limit the Company’s ability (and the Company’s restricted subsidiaries’ ability) to, among other things: (i) incur additional indebtedness; (ii) pay dividends and make other distribution or repurchase or redeem capital stock; (iii) prepay, redeem or repurchase certain debt; (iv) make loans and investments; (v) sell, transfer and otherwise dispose of assets; (vi) incur or permit to exist certain liens; (vii) enter into transactions with affiliates; (viii) enter into agreements restricting subsidiaries’ ability to pay dividends; and (ix) consolidate, amalgamate, merge or sell all or substantially all assets.

The Indenture provides for customary events of default, which include (subject in certain instances to customary grace and cure periods), among other things:

•failure to pay any principal when due under the 2028 Notes;
•failure to pay for 30 days or more any interest when due under the 2028 Notes;
•failure to observe or perform certain covenants or agreements under the 2028 Notes;
•a default in or failure to pay certain other indebtedness;
•failure to pay final judgments for certain amounts of money; and
•certain bankruptcy events.

If any event of default (other than an event of default involving certain bankruptcy events) occurs and is continuing under the Indenture, the Trustee or the holders of not less than 25% of the aggregate principal amount of all then outstanding 2028 Notes may, subject to certain conditions, declare the principal, premium, if any, interest and any other monetary obligations on all the then outstanding 2028 Notes to be due and payable immediately. If an event of default involving certain bankruptcy events occurs, all outstanding 2028 Notes will be due and payable immediately without any action on the part of the Trustee or any holder of 2028 Notes.

The Company intends to use the net proceeds from the Offering, together with cash on hand, to pay the consideration for the previously-announced redemption of the full $800 million aggregate amount of its 5.875% senior notes due 2025 (the “Existing Notes”), plus accrued and unpaid interest on the Existing Notes, if any, along with fees and expenses incurred in connection with the Offering and the redemption of the Existing Notes. The Redemption is expected to occur on September 4, 2020.

A copy of the Indenture and the form of the Note are filed with this Current Report on Form 8-K as Exhibits 4.1 and 4.2, and are incorporated by reference herein. The foregoing summary description of the Indenture, the form of the Note and the transactions contemplated thereby is not intended to be complete, and is qualified in its entirety by the complete text of the Indenture and the form of the Note.
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 of this Current Report on Form 8-K is hereby incorporated in this Item 2.03 by reference.
Item 7.01 Regulation FD Disclosure.

On August 18, 2020, the Company issued a press release announcing the closing of the Offering, a copy of which is furnished herewith as Exhibit 99.1, and is incorporated herein by reference.

The information contained in this Item 7.01, and Exhibit 99.1 attached hereto, shall not be deemed to be “filed” for purposes of Section 18 of the Securities and Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section. Such information shall not be incorporated by reference into any filing of the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing, unless expressly incorporated by specific reference to such filing.
Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.
The following exhibits are filed or furnished herewith:

Exhibit Number	Description
4.1	Indenture, dated as of August 18, 2020, by and among the Company, the Guarantors and Computershare Trust Company, N.A.
4.2	Form of 3.875% senior note due 2028 (included as Exhibit A to Exhibit 4.1. hereto)
99.1	Press release, dated August 18, 2020, announcing the closing of the Offering (furnished only)
104	Cover Page Interactive Data File (the cover page XBRL tags are formatted as Inline XBRL)(furnished only)

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ELEMENT SOLUTIONS INC
(Registrant)
August 18, 2020	/s/ John E. Capps
(Date)	John E. Capps
Executive Vice President, General Counsel & Secretary